Exhibit 23.1

CONSENT OF KPMG LLP

The Board of Directors

FMC Technologies, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62996, 333-76210, 333-76214, and 333-76216) of FMC Technologies, Inc. of our reports dated January 28, 2004, relating to the consolidated balance sheets of FMC Technologies, Inc. and consolidated subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, which reports are included or incorporated by reference in the December 31, 2003 annual report on Form 10-K of FMC Technologies, Inc.

Our reports refer to the Company’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” as of January 1, 2002.

/s/    KPMG LLP

Chicago, Illinois

March 12, 2004